UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada	V6E 2Y3
(Canadian corporate headquarters)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

Pursuant to the previously announced arrangement agreement (the “Arrangement Agreement”), dated June 13, 2022, as amended on June 23, 2022, August 5, 2022 and August 15, 2022, among Uranium Energy Corp. (the “Company”), UEC 2022 Acquisition Corp. (“UEC Acquisition Co.”), a wholly owned subsidiary of the Company, and UEX Corporation (“UEX”), whereby on August 19, 2022, the Company through UEC Acquisition Co. acquired all of the issued and outstanding common shares of UEX (each, a “UEX Share”) that it did not already own by way of a statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act (the “Transaction”), each outstanding warrant to purchase a UEX Share (each, a “UEX Warrant”) continues in effect on the same terms and conditions, subject to adjustments required after giving effect to the Arrangement, such that as a result of the Arrangement, each UEX Warrant will entitle the holder to purchase 0.090 of a share of common stock of the Company (each, a “UEC Share”) at the stated original exercise price of such UEX Warrant.

The UEX Warrants that were issued by UEX on December 2, 2020, and on September 7, 2021, were issued pursuant to and governed by separate warrant indentures entered into between UEX and Computershare Trust Company of Canada (“Computershare”), as warrant agent, on December 2, 2020 (the “2020 Warrant Indenture”), and on September 7, 2021 (the “2021 Warrant Indenture”), respectively.

On May 5, 2023, in connection with the Arrangement, the Company, UEX and Computershare entered into a First Supplemental Indenture to the 2020 Warrant Indenture (the “2020 First Supplemental Indenture”) and a First Supplemental Indenture to the 2021 Warrant Indenture (the “2021 First Supplemental Indenture”) to among other things, evidence the Company’s agreement to deliver, upon exercise by a registered holder of a UEX Warrant (each, a “UEX Warrantholder”), in lieu of each UEX Share to which such UEX Warrantholder was entitled upon exercise, 0.090 of a UEC Share at the stated original exercise price. Schedule “A” to each of the 2020 First Supplemental Indenture and the 2021 First Supplemental Indenture is the amended version of the respective UEX Warrant certificate, and Schedule “C” to each of the 2020 First Supplemental Indenture and the 2021 First Supplemental Indenture is the amended version of the respective exercise form to such UEX Warrants.

The foregoing description of the 2020 Warrant Indenture, the 2021 Warrant Indenture, the 2020 First Supplemental Indenture and the 2021 First Supplemental Indenture do not purport to be complete and are qualified in their entirety by the respective document, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto, respectively.

Concurrently with entering into the 2020 First Supplemental Indenture and the 2021 First Supplemental Indenture, the Company prepared a notice to UEX Warrantholders under each of the 2020 Warrant Indenture (the “2020 Warrant Indenture Notice”) and the 2021 Warrant Indenture, (the “2021 Warrant Indenture Notice”), dated May 5, 2023, to summarize the effect of the Arrangement on such UEX Warrants and the manner of exercise for such UEX Warrants.

The foregoing description of the 2020 Warrant Indenture Notice and the 2021 Warrant Indenture Notice do not purport to be complete and are qualified in their entirety by the 2020 Warrant Indenture Notice and the 2021 Warrant Indenture Notice, which are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

4.1(†)	Warrant Indenture between UEX Corporation and Computershare Trust Company of Canada, dated December 2, 2020

4.2(†)	Warrant Indenture between UEX Corporation and Computershare Trust Company of Canada, dated September 7, 2021

4.3(†)	First Supplemental Indenture between UEX Corporation, Uranium Energy Corp. and Computershare Trust Company of Canada, dated May 5, 2023, to the Warrant Indenture dated December 2, 2020

4.4(†)	First Supplemental Indenture between UEX Corporation, Uranium Energy Corp. and Computershare Trust Company of Canada, dated May 5, 2023, to the Warrant Indenture dated September 7, 2021

99.1	Notice to Holders of UEX Warrants under the Warrant Indenture dated December 2, 2020

99.2	Notice to Holders of UEX Warrants under the Warrant Indenture dated September 7, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Notes:
(†)         Portions of this exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: May 11, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer